Comparison of change in value of $10,000 investment in Dreyfus Premier Japan Fund Class A shares, Class B shares,
Class C shares, Class R shares and Class T shares and the Morgan Stanley Capital International Japan Index

EXHIBIT A:

          Dreyfus   Dreyfus   Dreyfus   Dreyfus   Dreyfus    Morgan
          Premier   Premier   Premier   Premier   Premier   Stanley
            Japan     Japan     Japan     Japan     Japan    Capital
            Fund      Fund      Fund      Fund      Fund   International
 PERIOD   (Class A  (Class B  (Class C  (Class R  (Class T   Japan
          shares)   shares)   shares)   shares)   shares)   Index *

12/15/99   9,427    10,000    10,000    10,000     9,549    10,000
 1/31/00   9,729    10,312    10,312    10,320     9,847    10,161
 4/30/00  10,958    11,592    11,592    11,632    11,092     9,908
 7/31/00   9,683    10,224    10,224    10,288     9,794     8,892
10/31/00   9,321     9,816     9,816     9,904     9,419     8,476
 1/31/01   8,118     8,531     8,531     8,635     8,200     7,540
 4/30/01   8,310     8,727     8,727     8,848     8,395     7,461
 7/31/01   7,463     7,820     7,820     7,949     7,529     6,479
10/31/01   6,870     6,909     7,191     7,328     6,928     5,715

* Source: Lipper Inc.